Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

BGM Group Limited:

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of BGM Group Limited (“the Company”, formerly known as Qilian International Holding Group Limited) of our report dated February 15, 2024, relating to the consolidated financial statements which appears in the Company’s Annual Report on Form 20-F for the years ended September 30, 2023 and 2022, filed with the Commission on February 15, 2024, except for the subsequent authorized shares changes, share classes changes and share consolidation as disclosed under “History and Development of the Company” within the Form F-3, which were not reflected on Form 20-F for the year ended September 30, 2023, filed on February 15, 2024.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

November 4, 2024

999 18th Street, Suite 3000, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us